Exhibit 3.6

ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
20080503070-85
Filing Date and Time
07/29/2008 2:22 PM
Entity Number
E0481142008-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of	AMBICOM ACQUISITION CORP.
Corporation:
2. Registered	☐ Commercial Registered Agent:
Agent for Service	Name
of Process: (check only one box)	☒ Noncommercial Registered Agent OR (name and address below)		☐ Office or Position with Entity (name and address below)
P. HARTLEY
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	3650 JEWEL CAVE DR.		LAS VEGAS Nevada 89122
	Street Address		City Zip Code
Nevada
	Mailing Address (if different from street address)		City Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000	Par value per share: $ 0.001	Number of shares without par value -0-
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee	1) LYNN TANNER
Name
	3650 JEWEL CAVE DR		LAS VEGAS NV 89122
	Street Address		City State Zip Code
must be a natural person at least 18 years of age; attach additional page if more than two	2)
Name

directors/trustees)	Street Address		City State Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be:
Any lawful purpose under Nevada law
6. Name, Address	P. HARTLEY		/s/ P. Hartley
and Signature of Incorporator: (attach additional page if more than one incorporator)
	Name 3650 JEWEL CAVE DR. Address		Incorporator Signature LAS VEGAS NV 89122 City State Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. /s/ P. Hartley		Date 7-29-08
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles Revised on 7-1-08